Exhibit 99 – Joint Filer Information

Name:	Nestlé Holdings, Inc.

Address:	Merritt View, 383 Main Avenue, Fifth Floor, Norwalk, Connecticut 06851

Designated Filer:	Nestlé S.A.

Issuer:	Dreyer’s Grand Ice Cream Holdings, Inc. (DRYR)

Statement for Date:	July 7, 2005

Signature:	By: /s/ Kristin Adrian

Senior Vice President, General Counsel & Secretary

Name:	Nestlé Ice Holdings, Inc.

Address:	Merritt View, 383 Main Avenue, Fifth Floor, Norwalk, Connecticut 06851

Designated Filer:	Nestlé S.A.

Issuer:	Dreyer’s Grand Ice Cream Holdings, Inc. (DRYR)

Statement for Date:	July 7, 2005

Signature:	By: /s/ Kristin Adrian

Assistant Secretary